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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                               AMENDMENT NO. 1

                                      TO

                                   FORM 8-A



    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
             12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            BOX HILLS SYSTEMS CORP.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           NEW YORK                                     13-3460176
-----------------------------------     ----------------------------------------
   (State of incorporation                           (I.R.S. Employer
      or organization)                              Identification No.)



  161 AVENUE OF THE AMERICAS,                              10013
      NEW YORK, NEW YORK
-----------------------------------     ----------------------------------------
 (Address of Incorporation                               (Zip Code)
      or organization)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
-----------------------------------     ---------------------------------------

   COMMON STOCK, PAR VALUE                        NEW YORK STOCK EXCHANGE
        $01 PER SHARE

-----------------------------------     ---------------------------------------

-----------------------------------     ---------------------------------------

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        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


        Securities to be registered pursuant to Section 12(g) of the Act:


                                     NONE
--------------------------------------------------------------------------------
                               (Title of Class)



--------------------------------------------------------------------------------
                               (Title of Class)



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ITEM 1.  DESCRIPTION OR REGISTRANT'S SECURITIES TO BE REGISTERED
         -------------------------------------------------------

        The description of the Common Stock, par value $.01 per share, of Box Hill Systems Corp., a New York corporation (the "Registrant"), is in the section "DESCRIPTION OF CAPITAL STOCK" in the form of prospectus hereafter filed pursuant to Rule 424(b) under the Securities Act of 1933 with respect to the Registant's Registration Statement on Form S-1, Registration No. 333-31873, is hereby incorporated by reference thereto in answer to this Item.

ITEM 2.  EXHIBITS
         --------

           3(a)   --  Certificate of Incorporation, as amended*

           3(b)   --  Form of Amendment to Certificate of Incorporation*

           3(c)   --  By-Laws of the Company*

           4      --  Specimen of Common Stock certificate*



__________

* Filed as an exhibit to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-31873) and incorporated by reference thereto.



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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      BOX HILL SYSTEMS CORP.


                                      By: /s/ Philip Black
                                          -------------------------------------
                                          Philip Black, Chief Executive Officer


Dated:  August 28, 1997


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